SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20509

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               October 27, 2005
                               ----------------
                                Date of Report
                      (Date of Earliest Event Reported)

                           ALPINE AIR EXPRESS, INC.
                           ------------------------
            (Exact Name of Registrant as Specified in its Charter)

       Delaware                  000-27011                  33-0619518
       --------                  ---------                  ----------
(State or other juris-      (Commission File No.)         (IRS Employer
diction of incorporation)                                    I.D. No.)

                             1177 Alpine Air Way
                              Provo, Utah 84601
                              -----------------
                   (Address of Principal Executive Offices)

                                (801) 373-1508
                                --------------

                                Not Applicable
                                --------------
         (Former Name or Former Address if changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

     On October 27, 2005, Alpine Air Express, Inc., a Delaware corporation ("Alpine" or the "Company"), entered into a services Consulting Agreement (the "Consulting Agreement") with Smith Consulting Services, Inc., a Utah corporation ("SCS"). See Exhibit 10, which is attached hereto and incorporated herein by reference. See Item 9.01.

     The following are the material terms and conditions of the Consulting
Agreement:

     *  The Consulting Agreement is for a term of two years.

     * SCS shall provide advice and counsel regarding Alpine's strategic business plan, strategy and negotiations with potential business partners, corporate planning, director and executive officer nomination and election and other general business consulting needs as reasonably requested by Alpine, including, but not limited to:

          (a) the design and implementation of a planned three for one (3:1) stock dividend;

          (b) the design, implementation and introduction to a party or parties (including broker/dealers and investment funds or others) who may be willing on a "best efforts" basis to raise Alpine approximately $500,000 to $1,000,000 during the calendar year ended December 31, 2005, or to the first quarter ended March 31, 2006, by the sale of debt or equity securities; and

          (c) the design, implementation and introduction to a party or parties (including broker/dealers and investment funds or others) who may be willing on a "best efforts basis" to raise Alpine approximately $3,000,000 to $5,000,000 by the end of the calendar year ended December 31, 2006, by the sale of debt or equity securities.

     * SCS shall receive 948,578 shares of Alpine's common stock that are "restricted securities" as defined in Rule 144, amounting to 9.5% of the total outstanding shares of common stock of Alpine that are then outstanding, after taking into account the 108,102 shares of common stock that SCS currently owns, and after deducting 200,000 shares anticipated to be conveyed to others for related services (the "Compensation Shares").

     * SCS is restricted from selling two-thirds of its Compensation Shares for a period of two years from the date of the Consulting Agreement without the prior written consent of Alpine.

     * If SCS has an opportunity to privately sell any of the Compensation Shares within this two year period, Eugene R. Mallette, Alpine's CEO, and Bill Distefano, a former director and executive officer of Alpine, will have the opportunity to participate in such private sale, on a one-third basis each.
If neither of these persons desires to participate in any such sale, so long as any agreement of sale requires the purchaser thereof to commence a new holding period for Rule 144 purposes, SCS can effect any such sale on its own.

     This summary is modified in its entirety to the exact Consulting Agreement that is attached hereto and incorporated herein by reference. See
Item 9.01.

Item 3.02 Unregistered Sale of Equity Securities.

     (a) See Item 1.01 above.

     (c) There were no underwriting discounts or commissions payable in connection with the Consulting Agreement.

     (d) Alpine relied on Rule 506 of Regulation D of the SEC as an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), and: (i) SCS is an "accredited investors"; (ii) it was provided with access to all material information about Alpine at a reasonable time prior to the execution and delivery of the Consulting Agreement; and
(iii) SCS was afforded an opportunity to ask questions of and receive answers from any of Alpine's directors or executive officers with respect to Alpine for a reasonable time prior to any investment.

Item 9.01  Financial Statements and Exhibits.

     (c) Exhibits.

     Exhibit No.                 Exhibit Description
     -----------                 -------------------

         10                      Consulting Agreement


                             SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ALPINE AIR EXPRESS, INC.


Date: 11/17/05                   /s/ Eugene Mallette
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                                 Eugene Mallette
                                 Chief Executive Officer